UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.    )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

McDonald’s Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

McDonald’s Annual Shareholders’ Meeting to be Held on May 21, 2015

McDONALD’S CORPORATION

C/O McDONALD’S CORPORATION POST OFFICE BOX 9112 FARMINGDALE, NY 11735-9544

Annual Shareholders’ Meeting Information

Date:	May 21, 2015

Time:	9:00 a.m., Central Time

Location:	Prairie Ballroom at The Lodge
McDonald’s Office Campus
2815 Jorie Boulevard
Oak Brook, Illinois 60523
Listen to the live webcast on www.investor.mcdonalds.com.
You must pre-register to attend the meeting; information is available in the Proxy Statement.
You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com, scan the QR code with your smartphone on the reverse side, or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE at www.proxyvote.com:
NOTICE AND PROXY STATEMENT 2014 ANNUAL REPORT TO SHAREHOLDERS
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit www.proxyvote.com, or scan the QR code below with your smartphone.
How to Request and Receive a PAPER or E-MAIL Copy at no charge:
For timely delivery, use one of the following methods by May 7, 2015 to request a paper copy of the proxy materials.
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL:	Send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line to sendmaterial@proxyvote.com.
To request and receive an electronic copy of the proxy materials by e-mail, log onto www.proxyvote.com and follow the online instructions.

How To Vote
Please Choose One of the Following Voting Methods

Vote In Person: Ballots will be available to shareholders attending the live meeting. You must pre-register with McDonald’s to attend the meeting. Please review the Pre-registration and Admission Policy regarding meeting attendance in the Proxy Statement, which is available at www.proxyvote.com. Directions to the meeting are available at www.investor.mcdonalds.com.

Vote By Internet: Go to www.proxyvote.com or from a smartphone, scan the QR code above. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions to vote these shares by submitting a proxy via the Internet.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.
Vote By Telephone: You can vote by telephone by requesting a paper copy of the materials, which will include a proxy card that will provide instructions to vote these shares by proxy via telephone.

Voting Items

The Board of Directors recommends a vote FOR the Board’s nominees.
1.	Election of Directors: (each for a one-year term expiring in 2016)
The Board of Directors recommends a vote FOR proposals 2 and 3.
2.	Advisory vote to approve executive compensation.
3.	Advisory vote to approve the appointment of Ernst & Young LLP as independent auditor for 2015.

This is not a ballot or a proxy. You cannot use this notice to vote these shares.

The Board of Directors recommends a vote AGAINST proposals 4 through 9.
4.	Advisory vote on a shareholder proposal requesting the Board adopt a policy to prohibit accelerated vesting of performance-based RSUs in the event of a change in control, if presented.
5.	Advisory vote on a shareholder proposal requesting ability of shareholders to act by written consent, if presented.
6.	Advisory vote on a shareholder proposal requesting a proxy access bylaw, if presented.
7.	Advisory vote on a shareholder proposal requesting an annual congruency analysis of Company values and political contributions, if presented.
8.

Advisory vote on a shareholder proposal requesting that the Board have the Company be more pro-active in educating the American public on the health and environmental benefits of genetically modified organisms, if presented.

9.	Advisory vote on a shareholder proposal requesting that the Board publish an annual report providing metrics and key performance indicators on palm oil, if presented.